Exhibit 21

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2008

Entity Name	State/Country of Incorporation
3206772 Nova Scotia Company	Canada
Australia Holdings Inc.	Delaware
Beesail Limited	England
Carrier Commercial Refrigeration, Inc.	Delaware
Carrier Corporation	Delaware
Carrier HVACR Investments B.V.	Netherlands
Carrier Kältetechnik Deutschland GmbH	Germany
Carrier Sales and Distribution, LLC	Delaware
Carrier Technologies ULC	Canada
Carrier Transicold Pte. Ltd	Singapore
Ceesail Limited	England
Chubb (UK) Limited	England
Chubb Group (International) Limited	England
Chubb Group Limited	England
Chubb Group Properties Limited	England
Chubb Group Security Limited	England
Chubb International (Netherlands) BV	Netherlands
Chubb International Holdings Limited	England
Chubb International Limited	England
Chubb Investments Limited	England
Chubb Limited	England
Chubb Nederland B.V.	Netherlands
Chubb Overseas Investments Limited	England
Chubb Security Holdings Australia Limited	Australia
Chubb White Peak (UK) Limited	England
Eagle Services Asia Private Limited	Singapore
Empresas Carrier, S. De R L.De C.V.	Mexico
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Helicopter Support, Inc.	Connecticut
International Comfort Products, LLC	Delaware
Kaysail Limited	England
Kidde America Inc.	Delaware
Kidde Finance Limited	England
Kidde Fire Protection Inc.	Delaware
Kidde Holdings Inc.	Delaware
Kidde Holdings Limited	England
Kidde International Limited	England
Kidde Limited	England
Kidde Technologies Inc. (*)	Delaware
Kidde UK	England
Kidde UK Holdings Limited	England
KNA Inc.	Delaware
Latin American Holding, Inc.	Delaware
Lenel Systems International, Inc.	Delaware
Moonless Limited	England
Nippon Otis Elevator Company	Japan

Exhibit 21

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2008

Entity Name	State/Country of Incorporation
NSI, Inc.	Delaware
Otis Elevator Company	New Jersey
Otis Elevator Korea	South Korea
Otis Holdings GmbH & Co. OHG	Germany
Otis International Holdings UK Limited	England
Otis Limited	England
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S.	France
Parkview Treasury Services (UK) Limited	England
Pilgrim House Group Limited	England
Pratt & Whitney Canada Corp.	Canada
Pratt & Whitney Canada Holdings Corp.	Canada
Pratt & Whitney Canada Leasing, Limited Partnership	Canada
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Power Systems, Inc.	Delaware
Pratt & Whitney Rocketdyne, Inc.	Delaware
Pratt Aero Limited Partnership	Canada
Ratier-Figeac, SAS	France
SICLI Holding SAS	France
Sikorsky Aircraft Corporation	Delaware
Sirius Korea Limited	England
Sullair Corporation	Indiana
United Technologies Australia Holdings Limited	Australia
United Technologies Canada, Ltd	Canada
United Technologies Cortran, Inc.	Delaware
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies Finance (U.K.) Limited	England
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings Limited	England
United Technologies Holdings S.A.	France
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies International SAS	France
United Technologies Luxembourg S.a.r.l.	Luxembourg
United Technologies Paris SNC	France
UT (UK) LIMITED	England
UT Finance Corporation	Delaware
UT Luxembourg Holding I S.a.r.l.	Luxembourg
UT Luxembourg Holding II S.a.r.l.	Luxembourg
UT Park View, Inc.	Delaware
UTC Canada Corporation	Canada
UTC Fire & Security Corporation	Delaware
UTC Investments Australia Pty Limited	Australia
UTCL Holdings, Limited	Canada
UTCL Investments B.V.	Netherlands
UTX Holdings S.C.S.	France

Exhibit 21

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2008

Entity Name	State/Country of Incorporation
White Peak Finance Ireland Limited	Ireland
Wytwornia Sprzetu Komunikacyjnego PZL-Rzeszow S.A.	Poland
Xizi Otis Elevator Company Limited	China
Zardoya Otis, S.A.	Spain

*	Kidde Technologies, Inc. also conducts business as Kidde Aerospace & Defense, Fenwal Safety Systems and Kidde Dual Spectrum.

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.